Exhibit 10.29

SURFACE SUBLEASE

THIS SURFACE SUBLEASE (“Sublease” or “Agreement”) is entered into as of this 6th day of March, 2012 (the “ Effective Date”) by and between SUGAR CAMP ENERGY, LLC, a Delaware limited liability company (“Sublessor”) and HOD, LLC, a Delaware limited liability company (“Sublessee”).

RECITALS:

A. Sublessor currently leases a tract of coal reserves situate in Franklin County, Illinois, pursuant to that Coal Mining Lease by and between RGGS Land & Mineral LTD, L.P. (“RGGS”) and Sublessor, dated August 25, 2005, as amended from time to time (the “Coal Lease”);

B. The Coal Lease grants Sublessor the right to use the surface of the lease premises that is reasonably necessary and directly related to required surface facilities for the underground mine, as set forth with more particularity in Section 23 of the Coal Lease;

C. As of the Effective Date and subject to that certain Purchase and Sale Agreement dated as of the Effective Date (“Purchase and Sale Agreement”), Sublessor is Selling to Sublessee certain of Sublessor’s right, title and interest in a batch weigh/unit train load out system as depicted on “Exhibit A” attached hereto (the “Sugar Camp Rail Load Out”) which is located on the leased premises subject to the Coal Lease;

D. Sublessee requires the execution of this Sublease as additional consideration for its purchase of the Sugar Camp Rail Load Out;

E. Sublessee has reviewed the terms of Section 23 of the Coal Lease, and expressly agrees to be bound by and comply with Section 23 of the Coal Lease in all respects;

F. Sublessor desires to sublease to Sublessee all of its right, title and interest in and to the surface of the real property depicted in Exhibit A (the “Surface Premises”), so that Sublessee shall have the right, subject in all respects to the terms and provisions of Section 23 of the Coal Lease and pursuant to the terms of this Sublease, to use the Surface Premises in any way which may be necessary for the operation or maintenance of the Sugar Camp Rail Load Out;

G. Capitalized but not otherwise defined terms used herein shall have the meaning assigned in the Purchase and Sale Agreement.

WITNESSETH:

For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.0 Demise.

Subject to all exceptions, reservations, conditions, waivers and restrictions contained in the Coal Lease and all prior deeds and other instruments forming the chain of title of the Surface Premises, and further subject to all the exceptions, reservations, terms and conditions expressly stated in this Sublease, Sublessor does hereby SUBLEASE, LET and DEMISE the Surface Premises to Sublessee. Sublessor’s sublease and demise of the Surface Premises to Sublessee is conditioned upon Sublessee’s agreement to comply with all terms and conditions contained in Section 23 of the Coal Lease as relates to the Surface Premises, which Coal Lease is attached hereto as “Exhibit B” and incorporated herein by reference.

2.0 Use Rights Within the Subleased Surface Premises.

Sublessor hereby grants unto Sublessee the right to use the surface of the Surface Premises to construct, operate and maintain the Sugar Camp Rail Load Out, and any other structures incident or necessary thereto, including rail road track, parking areas, storage buildings and areas, utilities, water and sewer lines, pipelines and power lines, or to grant permission to a third party to construct the same, and to conduct such other surface operations that are reasonably necessary in connection with the operation of the Sugar Camp Rail Load Out on the Surface Premises; provided, however, that Sublessee shall not construct any permanent surface impoundments, fill or storage areas or disposal operations of any kind or nature on the Surface Premises without the prior written consent of Sublessor; and provided further that Sublessee shall comply in all respects with the terms and conditions of the Coal Lease.

3.0 Grant of Easement and License.

Sublessor also grants unto Sublessee an easement, right of way and license for the term of this Sublease to use the Surface Premises for the purpose of operating and maintaining the Sugar Camp Rail Load Out.

4.0 Additional Surface Rights within the Subleased Surface Premises:

Sublessor hereby further grants unto Sublessee the following additional rights relating to the conduct of operations on the Surface Premises:

a. The right of ingress, egress and all other access rights for all purposes related to the operation of the Sugar Camp Rail Load Out and the occupation of the Surface Premises under this Sublease, including, but not limited to, the right to construct and maintain roadways in such locations as may be approved by Sublessor, which approval shall not be unreasonably withheld;

b. The right to conduct surveying, and all other testing, examination or prospecting that may be necessary or convenient to Sublessee’s use of the Surface Premises under this Sublease;

c. The right to construct, operate and maintain such facilities and/or structures on the Surface Premises as may be necessary or convenient to the operation of the Sugar Camp Rail Load Out; provided, however, that all such facilities and structures must comply with the terms of the Coal Lease, this Sublease and all permits on the Surface Premises, and provided further that Sublessee may not construct any ponds, reservoirs for water or waste material, stockpiles, valley fills and/or dump minerals, overburden, tailings, spoils, or other waste material, or construct or operate leaching ponds of any kind or nature on the Surface Premises without the prior written consent of Sublessor. No buildings, structures, improvements, or other obstruction shall be constructed within the limits of any electric transmission or distribution line right of way reserved from this Sublease. All disposal operations within any reserved easement and right of way must comply with applicable code clearance requirements, and shall be subject to Sublessor’s approval.

d. The right to construct or grant permission for a third party to construct any pipelines, power lines, water and sewer lines, or utilities on the Surface Premises, or to grant permission to a third party to construct the same, as Sublessee may deem appropriate; provided, however, that Sublessee shall not construct, operate or maintain any structures that fail to comply with the Coal Lease, this Sublease and all permits and laws governing the Surface Premises.

e. The right to operate and maintain the Sugar Camp Rail Load Out.

f. In the event the Sublessor’s written consent is reasonably required by any administrative agency of Illinois or any other state or the United States of America, Sublessor agrees to timely sign, without further compensation, any required document indicating its consent and approval of Sublessee’s operations hereunder, subject to all terms and conditions of this Sublease and all exceptions and reservations either expressly or generally noted in Paragraph 5.0.

g. The right, if necessary, after the termination or expiration of this Sublease, to continue to have access to the Surface Premises in connection with the conduct of any restoration or reclamation operations, without further compensation therefore, subject to all terms and conditions of the Coal Lease, this Sublease and all exceptions and reservations either expressly or generally noted in Paragraph 5.0.

h. The exclusive right to use the Sugar Camp Rail Load Out for any lawful purpose.

5.0 Exceptions and Reservations:

The Sublessor hereby reserves to itself, its employees, subcontractors, agents, successors and assigns:

5.1 The right to enter in or upon the Surface Premises, at Sublessor’s sole expense and risk, during normal working hours, for the purpose of inspecting the Surface Premises, in a manner which shall not unreasonably interfere with the business of the Sublessee in its operations under this Sublease;

5.2 All exceptions, reservations, conditions, waivers and restrictions contained in all prior deeds and other instruments forming the chain of title of the Surface Premises.

5.3 The right to mine and remove coal under the Surface Premises, make and use underground passages or entries through the Surface Premises to and from other mines and lands adjacent thereto, the right to produce and sell Gob Gas and Horizontal Borehole Gas (as defined in the Coal Lease) from the Surface Premises, the right to subside the Surface Premises in connection with Sublessor’s longwall mining operations under the Surface Premises (after taking appropriate measures to mitigate any potential damage to the Sugar Camp Rail Load Out facility), and any and all other rights to the Surface Premises granted to Sublessor under and in the Coal Lease not specifically granted exclusively to Sublessee in this Sublease.

6.0 Term; Exclusivity.

6.1 This Sublease shall become effective upon the Effective Date and shall continue in effect for a period of Twenty (20) years, unless sooner terminated as hereinafter provided. Sublessee may elect to extend the term of this Sublease for an additional five year term on the same terms and conditions set forth herein by delivering a notice of extension to Sublessor not less than one hundred twenty (120) days prior to the date of termination. Sublessee may extend the term of this Lease a maximum of sixteen (16) times. Notwithstanding any language to the contrary in this Agreement, this Sublease is intended to be coterminous with and subject to the term of the Lease Agreement between Sublessee and Sublessor dated of even date herewith with respect to the Sugar Camp Rail Load Out and shall terminate and be or no further force and effect upon the termination of said Lease Agreement.

6.2 During the Term, Sublessee shall have the exclusive right to occupy the Surface Premises, subject to Sublessor’s Exceptions and Reservations set forth in Paragraph 5.0, and shall have the exclusive right to use and operate the Sugar Camp Rail Load Out.

6.3 This Sublease shall apply to and bind Sublessor and its affiliates and their respective heirs’, successors’ and assigns’ interests in all renewals, extensions, and other similar arrangements with respect to the Coal Lease, whether such renewals, extensions or arrangements have heretofore been obtained by or for Sublessor or any affiliate thereof.

7.0 Consideration.

The consideration for Sublessor’s lease of the Surface Premises to Sublessee is as set forth in the recitals hereto (incorporated herein by reference) and the parties hereto acknowledge there shall be no additional rent or consideration due to Sublessor during the Term hereof.

8.0 Cooperation and Reasonable Efforts.

Sublessor and Sublessee agree that from time to time after the Effective Date (a) they will execute and deliver (or cause their respective Affiliates to execute and deliver) such further instruments, and take (or cause their respective Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the other Transaction Documents (as defined in the Purchase and Sale Agreement) and (b) they will (or will cause their respective Affiliates to) pay over to or reimburse any other Party for any revenue received, tax paid or refunded or other expense paid or amount received that is properly payable to such other Party based upon the ownership of the Assets at the time such payment, right or obligation accrued or was received. Any such further action described in clause (a) shall be made at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article 6).

9.0 Waiver of Jury Trial.

THE PARTIES TO THIS SUBLEASE AGREE TO, AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE OR THE PARTIES’ PERFORMANCE HEREUNDER, OR ANY CLAIM OF DAMAGE RESULTING FROM ANY ACT OR OMISSION OF THE PARTIES, OR EITHER OF THEM, IN ANY WAY CONNECTED WITH THIS SUBLEASE.

10.0 Limitation on Liability.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS SUBLEASE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT, CONTRACT OR OTHERWISE.

11.0 Entire Agreement.

This writing, together with the Coal Lease, is intended by the parties to be the final, complete and exclusive statement of their agreement about the matters covered herein. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING IT. All Exhibits hereto are incorporated herein and are an integral part of this Sublease. No officer or representative of either party shall have the authority to subsequently change this Sublease, orally or by course of conduct, and any subsequent change in this Sublease shall not be valid unless the same be in writing and duly executed by each of the parties hereto.

12.0 Conveyance of the Premises.

During the Term hereof, if Sublessor is required to purchase the Surface Premises from RGGS pursuant to Section 23.1 of the Coal Lease, and provided Sublessee is in material compliance with all other terms of this Sublease, Sublessee shall have the option to cause Sublessor to assign to Sublessee the Surface Premises to Sublessee for no additional consideration.

13.0 Indemnification of RGGS.

RGGS in no way shall be liable for any injury or damage, or claims of injury or damage, whatsoever to persons or property, including but not limited to damage from subsidence, which may result from Sublessee’s exercise of the rights granted to Sublessee hereunder or from the activities and/or operations of Sublessee or its principals, employees, contractors, agents or assigns on the Surface Premises under this Sublease and/or from the lack of safety (latent or patent) of the Surface Premises, and Sublessee assumes all risk of personal injury, death, and/or property damage from any cause whatsoever except for the on-site activities of RGGS which are negligent. Sublessee irrevocably agrees that it shall indemnify, protect, hold harmless, save, and defend RGGS, its successors, assigns, directors, officers, partners, employees, affiliates and agents (each a “Protected Party”) from and against any and all suits, actions, legal proceedings, claims, demands, court costs, litigation expenses, attorneys’ fees, consultants fees, judgments, awards, and other costs or expenses whatsoever, in any manner caused by, arising from, incident to, related to, connected with, or growing out of the activities and/or operations of Sublessee or its affiliates or assigns hereunder, or the use or occupation of the Surface Premises by Sublessee, its principals, employees, contractors, agents or assigns. Sublessee’s obligations under this section 13 shall survive the termination or expiration of this Sublease until the later of (x) seven years after termination or expiration, (y) when the last claim under this section is resolved or (z) when Sublessee completes all post mining activities on the Premises.

Without limiting section the foregoing paragraph, in the event and to the extent a claim is made by an employee of Sublessee against a Protected Party hereunder, Sublessee, its successors and assigns will indemnify the Protected Party to the same extent as if the claim were made by a nonemployee of Lessee, notwithstanding any statute or judicial decision otherwise disallowing such indemnification. It is the intent of this Sublease that, as a part of the consideration of Sublessee to Sublessor under this Sublease, and regardless of any defense the Sublessee might have, Sublessee, its Successors and assigns, shall indemnify the Protected Party against all claims of any nature whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sublessor and Sublessee have caused this writing to be signed by their respective duly authorized officers, in duplicate, and each represents and warrants that the signer has proper authority to enter into this Sublease on behalf of Sublessor and Sublessee, respectively, all as of the date and year first written above.

HOD LLC, a Delaware limited liability company

By:	NRP (Operating) LLC, its sole managing member,

By:	/s/ Nick Carter
Name:	Nick Carter
Title:	President and Chief Operating Officer

SUGAR CAMP ENERGY, LLC

By:	/s/ Michael J. Beyer
Name:	Michael J. Beyer
Title:	President